UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 6, 2025, Equillium, Inc. (the “Company”) and Biocon Limited (“Biocon”) announced topline data from the Phase 2 study evaluating itolizumab in the treatment of moderate to severe ulcerative colitis (“UC”).

The double-blinded, placebo- and active-controlled Phase 2 clinical study evaluated the safety and efficacy of itolizumab in biologic-naïve patients with moderate to severe active UC. A total of 90 patients were randomized 1:1:1 to receive itolizumab (fixed dose of 140 mg), placebo, or adalimumab (a global standard of care biologic treatment used as an active control) every two weeks for an initial 12-week treatment period. The primary endpoint of the study was clinical remission as defined by Total Mayo Score, and secondary endpoints included the proportion of participants who achieved clinical response and endoscopic remission (evaluated by central endoscopy). The study was co-sponsored by the Company and Biocon and conducted at multiple clinical trial sites in India. The design and conduct of the trial were a collaborative effort, with input from the gastroenterology community and leading global clinical and scientific experts in the field of inflammatory bowel disease (“IBD”).

Summary of Key Study Results

Baseline demographics of the study included a median age of 39 years, relatively equal proportions of male and female subjects evenly distributed among study arms, and a mean weight of 58 kilograms. Baseline disease severity of the study was greater in the itolizumab arm, where 23% of patients were classified as severe (Total Mayo Score of 11) versus 0% in the placebo and adalimumab arms, and 66% had left-sided colitis versus 30% and 43% in the placebo and adalimumab arms, respectively.

The primary endpoint of the study was clinical remission, defined as Total Mayo Score of ≤ 2 with no individual sub-score greater than 1 at Week 12. Secondary endpoints included the proportion of participants who achieved clinical response (per Total Mayo Score) and endoscopic remission (evaluated by central endoscopy) at Week 12 and Week 24.

•	23.3% clinical remission in the itolizumab arm at 12 weeks (primary endpoint) vs. 20.0% in adalimumab* vs. 10.0% in placebo

•	63.3% clinical response in the itolizumab arm at 12 weeks vs. 60.0% in adalimumab vs. 46.7% in placebo

•	16.7% endoscopic remission in the itolizumab arm at 12 weeks vs. 16.7% in adalimumab vs. 6.7% in placebo

•	Itolizumab was generally well tolerated, and no safety signal was observed

Figure 1

*	One patient from the adalimumab arm had ‘endoscopic remission’, but was recorded as ‘not in clinical remission’ at week 12 due to missing sub-score data

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect,” “estimate”, “may”, “plan”, “outlook”, “future”, “potential” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding the Company’s plans and strategies with respect to developing itolizumab and the potential benefits of the Company’s product candidates. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, the Company’s ability to execute its plans and strategies; risks related to performing clinical and pre-clinical studies; whether the results from clinical and pre-clinical studies will validate and support the safety and efficacy of the Company’s product candidates; changes in the competitive landscape; and changes in the Company’s strategic plans and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: February 6, 2025	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer